UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 11, 2005
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 11, 2005, Millennium Cell Inc., a Delaware corporation (the “Company”), received a letter from the staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company of the staff’s belief that (i) the terms of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”), the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”), and the Company’s Series C Convertible Preferred Stock (the “Series C Preferred”) do not comply with Nasdaq Marketplace Rule 4351 and (ii) the terms of the Series C Preferred do not comply with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).

On May 16, 2005, the Company sent a letter to Nasdaq proposing a plan of action to address the concerns expressed by the Nasdaq staff, which proposed plan is described below. Based upon discussions between representatives of the Company and members of the Nasdaq staff, the Company believes that completion of the actions outlined in the proposed plan will bring the Company into compliance with all applicable Nasdaq Marketplace Rules and the Company’s listing status will be unaffected by these issues. The actions outlined in the proposed plan will not be dilutive to the Company’s security holders.

The letter from the Nasdaq staff indicated that the violations of (a) Rule 4351 were based upon the right of the holders of the Series A Preferred, Series B Preferred and Series C Preferred to vote on an as-if converted basis and the fact that the conversion prices thereof are subject to price based anti-dilution protections and (b) Rule 4350(i)(1)(D)(ii) were based upon the fact that the share issuance cap provided for in the Series C Preferred ceases to apply if the Company is no longer listed on Nasdaq.

The Certificates of Designation of the Series A Preferred and the Series B Preferred (such Certificates, being the “Series A Certificate” and the “Series B Certificate”, respectively) were filed as Exhibits 4.1 and 4.2, respectively, to the second of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2005, and the terms thereof are incorporated herein by reference. The Series C Certificate was filed as Exhibit 4.1 to the first of the Company’s Current Reports on Form 8-K filed with the Commission on April 26, 2005, and the terms thereof are incorporated herein by reference.

Series A2 Exchange Offer

The Company will establish a new series of preferred stock, Series A2 Convertible Preferred Stock, par value $.001 per share (“Series A2 Preferred”), the terms of which will be identical to those set forth in the Series A Certificate, except that the number of votes to which each holder of shares of Series A2 Preferred will be entitled (equal to the number of shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”), into which such holder’s shares of Series A2 Preferred would be convertible on the record date for the applicable vote or consent of stockholders) will not be subject to any adjustment based on price-based anti-dilution protections that would otherwise occur prior to such record date.

As soon as reasonably practicable after the date hereof, the Company will make an exchange offer to The Dow Chemical Company (“Dow”), the holder of all of the outstanding shares of the Company’s Series A-0 Convertible Preferred Stock, par value $.001 per share (“Series A-0 Preferred”), to exchange its shares of Series A-0 Preferred for shares of Series A2-0 Preferred. Dow has orally agreed to consummate the proposed exchange offer, and is expected to agree in writing to tender its shares in accordance with the terms and conditions of the exchange offer. The exchange offer documents will provide that, upon completion of the exchange offer, all references to Series A Preferred (or any subseries thereof) or Series C Preferred in the Stock Purchase Agreement, dated February 27, 2005, by and between Dow and the Company and in certain agreements entered into in connection with such purchase agreement, will be deemed to refer to the Series A2 Preferred (or the corresponding subseries thereof) or Series C2 Preferred (as defined below), respectively.

Amendment of the Certificate of Designations of the Series B Preferred

Since the Company has not yet issued any shares of its Series B Preferred, the Company’s board of directors, or the executive committee thereof, will cause the Series B Certificate to be amended in accordance with Section 151(g) of the Delaware General Corporation Law such that the number of votes to which each holder of shares of Series B Preferred will be entitled (equal to the number of shares of Common Stock into which such holder’s shares of Series B Preferred would be convertible on the record date for the applicable vote or consent of stockholders) will not be subject to any adjustment based on price-based anti-dilution protections that would otherwise occur prior to such record date.

Series C2 Exchange Offer

The Company will establish a new series of preferred stock, Series C2 Convertible Preferred Stock, par value $.001 per share (“Series C2 Preferred”), the terms of which will be identical to those set forth in the Series C Certificate, except that (i) the number of votes to which each holder of shares of Series C2 Preferred will be entitled will be equal to the number of shares of Common Stock into which such holder’s shares of Series C2 Preferred would be convertible on the date of issuance at the standard conversion price, subject to adjustment based on anti-dilution protections with respect to stock dividends, stock splits, combinations, reverse stock splits and similar actions taken by the Company (but expressly excluding adjustments for price-based anti-dilution protections) and (ii) the language in the provision of the Series C2 Certificate of Designations which limits the number of shares of Common Stock issuable upon conversion of shares of Series C2 Preferred or exercise of the warrants to be granted in connection with each issuance of the shares of Series C2 Preferred has been revised to bring it in compliance with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii).

As soon as reasonably practicable after the date hereof, the Company will make an exchange offer to the holders (the “Series C Holders”) of the outstanding shares of Series C Preferred to exchange their shares of Series C Preferred for shares of Series C2 Preferred. The Company believes that based upon discussions with a representative of the Series C Holders that the Series C Holders will tender their shares of Series C Preferred in the proposed exchange offer in accordance with the terms and conditions thereof. The exchange offer documents will provide that, upon consummation of the exchange offer, all references to Series A Preferred (or any subseries thereof) or Series C Preferred in any of the agreements entered into by the Series C Holders and the Company in connection with the transactions contemplated by the Securities Purchase Agreement, dated April 20, 2005, by and among each of the Series C Holders and the Company, will be deemed to refer to Series A2 Preferred (or the corresponding subseries thereof) or Series C2 Preferred, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                Millennium Cell Inc.

                                                                                                                By: /s/ John D. Giolli
                                                                                                                Name: John D. Giolli, CPA
                                                                                                                Title:  Chief Financial Officer
                                                                                                                           and Corporate Secretary
Date: May 17, 2005